Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kenvue Inc. of our report dated March 3, 2023 relating to the financial statements of the Consumer Health Business (a business of Johnson & Johnson), which appears in Kenvue Inc.’s Registration Statement on Form S-1 (No. 333-269115).

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
September 6, 2023
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